Exhibit 32.1

   Certification of CEO and CFO Furnished Pursuant to 18 U.S.C. Section 1350,
                             As Adopted Pursuant To
                  Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Samaritan Pharmaceuticals, Inc. (the "Company") on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof, I, Dr. Janet Greeson, Chief Executive Officer of the Company, certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

          (i) the Annual Report of the Company on Form 10-K for the year ended December 31, 2005 (the "Report"), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

          (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                           Date:         April 5, 2006

                                             By:     /s/ Dr. Janet Greeson
                                                         -----------------
                                          Title:         Chief Executive Officer
                                                         and President



A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.